UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2020

Twist Bioscience Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38720	46-205888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

681 Gateway Boulevard

South San Francisco, CA 94080

(Address of principal executive offices, including ZIP code)

(800) 719-0671

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TWST	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2020, Twist Bioscience Corporation (the “Company”), Emily Leproust, Ph.D., Siyuan Chen, Ph.D. and Solange Glaize (the Company, together with Dr. Leproust, Dr. Chen and Ms. Glaize, the “Twist Group”) entered into a Settlement Agreement (the “Agreement”) with Agilent Technologies, Inc. (“Agilent”) pursuant to which the Twist Group and Agilent each agreed to request dismissal of all claims against each other. The settlement resolves litigation initially commenced by Agilent in February 2016 and pending in the Superior Court of the State of California (County of Santa Clara), as disclosed in Part I, Item 3, “Legal Proceedings,” of the Company’s annual report on Form 10-K (the “Form 10-K”) filed with the Securities and Exchange Commission on December 13, 2019. Pursuant to the Agreement, the Company agreed to pay Agilent $22.5 million in cash within 14 days of the Agreement. In addition, the Twist Group and Agilent each agreed to release the other party from all known and unknown claims related to the claims and counterclaims alleged or that could have been alleged in such litigation or that arise from the facts and events that gave rise to such litigation. Further, Agilent agreed to grant the Company a limited non-exclusive license to use the trade secrets asserted by Agilent in the litigation, which extends to the Company’s supply chain, including its customers, suppliers, distributors and resellers. Agilent also agreed not to sue the Company for the infringement of any Agilent patent issued an or pending as of the date of the Agreement or claim priority thereto, solely to the extent such patents claim a trade secret alleged in the litigation. There is no other covenant or release of claims for patent infringement.

Dismissal of the case with the court is expected in February 2020.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Settlement Agreement which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2019.

The Company expects to recognize a one-time charge relating to the settlement with Agilent in the quarter ending March 31, 2020.

In connection with the settlement, the Company issued a press release, the full text of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Statement regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s projections as to the timing of the dismissal of the case by the court, the amount and timing of the charge relating to the settlement and the timing of payments under the settlement. Forward-looking information is based on management’s estimates, assumptions and projections, and is subject to significant uncertainties and other factors, many of which are beyond the Company’s control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: obtaining court approval of the settlement and whether the dismissal of the case is delayed. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Form 10-K, and other of the Company’s filings with the Securities and Exchange Commission. These forward-looking statements are as of the date hereof and should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated February 6, 2020 titled “Twist Bioscience Announces Settlement Agreement with Agilent.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2020	Twist Bioscience Corporation

/s/ Mark Daniels
Mark Daniels
Senior Vice President, Chief Legal Officer, Chief Ethics and Compliance Officer, and Secretary